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                                                            EXHIBIT 5



         (LETTERHEAD OF REBOUL, MACMURRAY, HEWITT, MAYNARD & KRISTOL)




                                 July 22, 1994



King World Productions, Inc.
1700 Broadway
New York, New York  10019

                          King World Productions, Inc.
                       Registration Statement on Form S-8

Ladies and Gentlemen:

                 We have acted as counsel to King World Productions, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-8 (the "Registration Statement"), filed under the Securities Act of 1933 (the "Act"), relating to the offering of up to 1,500,000 additional shares of its Common Stock, $.01 par value (the "Shares"), pursuant to the Amended and Restated Stock Option and Restricted Stock Purchase Plan (the "Plan").

                 In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including the Certificate of Incorporation, as amended, and By-Laws, as amended, of the Company.

                 Based upon the foregoing, we are of the opinion that:

                 1. The Company has been duly organized and is validly existing as a corporation under the laws of the State of Delaware.

                 2. The Shares have been duly authorized and, when issued and sold upon the exercise of options granted or pursuant





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to awards made in accordance with the the terms of the Plan will be validly issued, fully paid and nonassessable.

                 We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Validity of the Shares" in the Registration Statement. By giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act.


                                        Very truly yours,



                                        REBOUL, MACMURRAY, HEWITT,
                                        MAYNARD & KRISTOL